EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by refernce in this Registration Statement of Sentry Technology Corporation on form S-8 of our report dated April 11, 2000 appearing in the Annual Report on Form 10-K of Sentry Technology Corporation for the year ended December 31, 1999.

Jericho, New York
May 4, 2000